UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2013
Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 849-9911
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2013, Flotek Industries, Inc. (the “Company”) held its 2013 annual meeting of stockholders (the “Annual Meeting”). Effective as of the Annual Meeting, Richard O. Wilson retired from the Company's board of directors (the “Board”). Mr. Wilson was first appointed to the Board in 2003. Over Mr. Wilson's many years of service to the Board, the Company has benefited greatly from his wisdom, experience and dedication to the Company. The Company thanks Mr. Wilson for his 10 years of insightful and dedicated service to the Company. In connection with Mr. Wilson's retirement and in consideration of his exemplary service, the Company accelerated the vesting of 10,583 shares of restricted common stock held by Mr. Wilson, effective upon his retirement.

At the meeting of the Board in connection with the Annual Meeting, the Board approved increasing the size of the Board from five directors to six directors and unanimously appointed Carla S. Hardy to serve as a director of the Company. Ms. Hardy, 47, formerly served as Chairman of the Board of Directors of Florida Chemical Company, Inc. (“FCC”), a leading manufacturer and supplier of citrus oils to global markets, from 2006 until the Company's acquisition of FCC on May 10, 2013. Ms. Hardy was instrumental in the significant growth, diversification and technological advancement associated with FCC. Ms. Hardy graduated with a Bachelor of Arts in Liberal Studies with an emphasis in Communications from the University of Central Florida.

In connection with Ms. Hardy's appointment to the Board, she will be compensated in accordance with the Company's customary compensation practices for non-employee directors as disclosed on the Company's Definitive Proxy Statement as filed with the SEC on April 10, 2013, including a grant of shares of restricted common stock.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders elected all of the Company's nominees for director, approved the compensation of the Company's named executive officers, approved a recommendation of annual advisory votes on the compensation of the Company's named executive officers, and ratified the appointment of Hein & Associates LLP as the Company's independent auditors for the fiscal year ending December 31, 2013.

A total of 44,669,012 shares of the Company's common stock were present at the meeting in person or by proxy, which represented approximately 91.4% of the outstanding shares of the Company's common stock as of March 28, 2013, the record date for the annual meeting.

(1) Proposal One: Election of directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal. Each director was elected as follows:

Name	For	Withhold	Broker Non-Votes
John W. Chisholm	34,195,812	502,301	9,970,899
L. Melvin Cooper	28,389,810	6,308,303	9,970,899
Kenneth T. Hern	28,387,358	6,310,755	9,970,899
L.V. “Bud” McGuire	30,804,661	3,893,452	9,970,899
John S. Reiland	28,316,045	6,382,068	9,970,899

(2) Proposal Two: A management proposal to amend the Flotek Industries, Inc. 2010 Long-Term Incentive Plan, which was included in the Company's proxy materials, was withdrawn by resolution of the Board of Directors and no vote was taken.

(3) Proposal Three: Advisory Vote on Executive Compensation. The compensation of the Company's named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
32,843,446	1,063,227	791,440	9,970,899

(4) Proposal Four: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The frequency of future votes to approve the compensation of the Company's named executive officers was voted as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
29,896,877	375,923	4,286,622	138,690	9,970,900

(5) Proposal Five: Ratification of appointment of Hein & Associates LLP as the Company's independent auditors for the fiscal year ending December 31, 2013. The appointment of Hein & Associates LLP was ratified as follows:

For	Against	Abstain
44,474,134	121,624	73,254

Item. 7.01	Regulation FD Disclosure.
On May 21, 2013, the Company issued a press release announcing the appointment of Ms. Hardy as a director, the retirement of Mr. Wilson as a director, and the results of the annual stockholders' meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information presented under this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 21, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FLOTEK INDUSTRIES, INC.

By:	/S/ H. RICHARD WALTON
H. Richard Walton
Executive Vice President and Chief Financial Officer
Date: May 21, 2013

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release dated May 21, 2013.